EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-38171 and 333-39383 of The FINOVA Group Inc. on Form S-3 of our report dated February 11, 1998, appearing in this Annual Report on Form 10-K of The FINOVA Group Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 17, 1998